EXHIBIT 99.1

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is entered into this 21st day of December, 2007, between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Lender") as secured party, whose address is 11804 N. Sundown Drive, Scottsdale, Arizona 85260 and Alanco Technologies, Inc. ("ATI"), an Arizona corporation ("Borrower 1"); Excel/Meridian Data, Inc. ("EMD"), an Arizona corporation ("Borrower 2"); Alanco/TSI Prism, Inc. ("TSI"), an Arizona corporation ("Borrower 3"); StarTrak Systems, LLC, a Delaware limited liability company ("Borrower 4"); and Fry Guy, Inc., a Nevada corporation ("Borrower 5"). Borrower 1, Borrower 2, Borrower 3, Borrower 4, and Borrower 5 jointly and severally, individually and collectively, the "Borrower", whose address is 15575 North 83rd Way, Suite 3, Scottsdale, Arizona. 85260 .

RECITALS:
Lender and Borrower have entered into that certain Loan and Security Agreement, dated June 19, 2002, and have previously amended the agreement six times. The parties wish to further amendment the agreement and to restate the agreement, as thereafter amended to avoid confusion with respect to the many amendment documents. Therefore, this Agreement embodies the complete current agreement among the parties concerning the subject matter hereof.

Subject to the terms and conditions of this Agreement and any other agreements executed in conjunction herewith (collectively, the "Loan Documents"), Lender shall make the loans and or advances (individually a "Loan" and collectively "Loans") referred to below to Borrower.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereof, the parties agree as follows:

CONTINUED ENFORCEABILITY. Borrower agrees that (a) all of the collateral described in the original Agreement shall remain in all respects subject to the lien or charge of the security interest set forth in the Agreement, and (b) nothing contained herein and nothing done pursuant hereto, shall effect or be construed as affecting the lien or charge of said security interest, or the priority thereof over other liens or charges, or as releasing or affecting the liability of any party or parties who may now or hereafter be liable under or on account of the Agreement. Some of the provisions of this Agreement are modifications to the previously existing version of the Agreement and except as they may be modified herein all of the terms and conditions of the Agreement as previously existing remain in full force and effect and the parties hereto ratify and confirm the security, priority and enforceability of the Agreement, as expressly modified by this Amended and Restated Agreement.

1.       DEFINITIONS.
         1.1 "Accounts" shall mean and include all presently existing and hereafter arising accounts, including without limitation all accounts receivable, contract rights and other forms of right to payment for monetary obligations or receivables for property sold or to be sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered owing to Borrower, and any supporting obligations, credit insurance, guaranties or security therefor, irrespective of whether earned by performance.

         1.2 "Agreement" shall mean and includes this Loan and Security Agreement, any concurrent or subsequent rider to this Loan and Security Agreement and any extensions, supplements, amendments or modifications to this Loan and Security Agreement and/or to any such rider.

         1.3 "Lender Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Lender; taxes and insurance premiums of every nature and kind of Borrower paid by Lender; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in collecting the Accounts (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Lender in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Lender in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Lender from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Lender in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought.

         1.4 "Base Rate" shall mean that variable rate of interest so announced by Compass Bank - Arizona as its Base or Prime Rate from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

         1.5 "Borrower's Books" shall mean and includes all of Borrower's books and records including but not limited to minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets (including, without limitation, the Accounts), liabilities, business operations or financial condition, and all information relating thereto, computer programs, computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

         1.6 "Collateral" shall mean and includes all personal property of Borrower, including without limitation each and all of the following: the Accounts; the Inventory; the General Intangibles; the Negotiable Collateral; Borrower's Books; all Borrower's deposit accounts; all Borrower's investment property (including without limitation securities and securities entitlements); all goods, Instruments, documents, policies and certificates of insurance, deposits, money or other personal property of Borrower in which Lender receives a security interest and which now or later come into the possession, custody or control of Lender, all Borrower's equipment and fixtures; all additions, accessions, attachments, parts, replacements, substitutions, renewals, interest, dividends, distributions or rights of any kind for or with respect to any of the foregoing (including without limitation any stock splits, stock rights, voting rights and preferential rights); any supporting obligations for any of the foregoing; and the products and proceeds of any of the foregoing including, but not limited to, proceeds of insurance covering the Collateral, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, equipment, money, deposit accounts, investment property, equipment, fixtures or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral and the proceeds thereof and any supporting obligations or security therefor and any right to payment thereunder, and including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Lender.

         1.7 "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

         1.8 "Credit Limit" shall mean Two Million Dollars ($2,000,000.00). Notwithstanding anything contained herein to the contrary, ATI shall have the right to reduce the Credit Limit in any multiple of $100,000 from time-to-time upon thirty (30) days notice to Lender. Further, Lender shall have the right to reduce the Credit Limit to $1,500,000 upon ninety (90) days written notice to ATI.

         1.9 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

         1.10 "Event of Default" shall mean one or more of those events described in Section 7 contained herein below.

         1.11 "GAAP" shall mean, as of any applicable period, generally accepted accounting principles in affect during such period.

         1.12 "General Intangibles" shall mean and includes all of Borrower's present and future general intangibles and other personal property (including without limitation all payment intangibles, electronic chattel paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment (including without limitation, rights to payment evidenced by chattel paper, documents or instruments) and other rights under any royalty or licensing agreements, infringement claims, software (including without limitation any computer program that is embedded in goods that consist solely of the medium in which the program is embedded), information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Inventory, Negotiable Collateral, and Borrower's Books.

         1.13 "Indebtedness" shall mean and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's loan account pursuant to any agreement authorizing Lender to charge Borrower's loan account), owing by Borrower to Lender advanced pursuant to or evidenced by this Agreement; whether absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, any interest, fees, expenses, costs and other amounts owed to Lender that but for the provisions of the United States Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding, and further including, without limitation, all interest not paid when due, and all Lender Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

         1.14 "Insolvency Proceeding" shall mean and includes any proceeding or case commenced by or against Borrower, or any of Borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other Bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy Code, as amended, or any other Bankruptcy or insolvency law.

         1.15 "Inventory" shall mean and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods (including without limitation any computer program embedded in any of the foregoing goods and any supporting information provided in connection therewith that (i) is associated with the goods in such a manner that the program customarily is considered part of the goods or that (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods), together with any advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

         1.16     "Maturity Date" shall mean December 31, 2009.

         1.17 "Negotiable Collateral" shall mean and include all of Borrower's present and future letters of credit, advises of credit, letter-of-credit rights, certificates of deposit, notes, drafts, money, documents (including without limitation all negotiable documents), instruments (including without limitation all promissory notes), tangible chattel paper or any other similar property.

         1.18 "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

         1.19 "Person" or "person" shall mean and includes any individual, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

Any and all terms used in the foregoing definitions and elsewhere in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the Arizona Uniform Commercial Code (hereinafter referred to as the 'Uniform Commercial Code') as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have at all times the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

2. LOAN AND TERMS OF PAYMENT.

For value received, Borrower promises to pay to the order of Lender such amount, as provided for below, together with interest, as provided for below.

         2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Lender shall lend to Borrower at Borrower's request an amount up to the Credit Limit. If at any time for any reason, the amount of Indebtedness owed by Borrower to Lender pursuant to this Section 2.1 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Notwithstanding anything to the contrary herein, the amount drawn under this Agreement by Borrower shall not be less than the sum of $2,000,000 at any time during the term of this Agreement without Lender's written consent. Provided, however, in the event that either Lender or ATI exercises its right to reduce the Credit Limit in accordance with section 1.6 hereof, then the amount drawn under this Agreement shall not be less than the revised Credit Limit at any time thereafter without the Lender's written agreement.

         2.2 Except as provided below, the Credits shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest equal to the Base Rate plus three (3%) percentage points per annum.

All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty-five (365) day year for actual days elapsed. In the event that the Base Rate changes from time to time hereafter, the Base Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again.

All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Lender within fifteen (15) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Lender's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate of interest applicable immediately prior to any such occurrence.

3.       TERM.

         3.1 This Agreement shall remain in full force and effect until the Maturity Date.

         3.2 Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Lender may terminate this Agreement at any time without notice. On the date of termination all Indebtedness shall become immediately due and payable without notice or demand. Notwithstanding termination, until all Indebtedness has been fully satisfied, Lender shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its obligations.

         3.3 After termination and when Lender has received payment in full of Borrower's Indebtedness to Lender, Lender shall reassign to Borrower all Collateral held by Lender, and shall execute a termination of all security agreements and security interests given by Borrower to Lender.

4.0      CREATION OF SECURITY INTEREST.

         4.1 Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to Lender and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Lender's security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Lender, shall (a) endorse or assign such Negotiable Collateral to Lender, (b) deliver actual physical possession of such Negotiable Collateral to Lender, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to Lender (and in the case of Negotiable Collateral consisting of tangible chattel paper, immediately mark all such tangible chattel paper with a conspicuous legend in form and substance satisfactory to Lender), indicating that the Negotiable Collateral is subject to the security interest granted to Lender hereunder.

         4.2 Lender's security interest in the Accounts shall attach to all Accounts without further act on the part of Lender or Borrower. Upon request from Lender, Borrower shall provide Lender with schedules describing all Accounts created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Accounts to Lender all in a form acceptable to Lender; provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Lender's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall furnish Lender with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence of an Event of Default, Lender or Lender's designee may notify customers or account debtors of Lender's security interest in the Collateral and direct such customers or account debtors to make payments directly to Lender, but unless and until Lender does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Lender, receive in trust all payments thereon as Lender's trustee, and, if so requested to do so from Lender, Borrower shall immediately deliver said payments to Lender in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory are made for cash, Borrower shall immediately deliver to Lender, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Lender shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Lender two (2) calendar days after the date Lender actually receives such check or other item of payment.

         4.3 Lender's security interest in Inventory shall attach to all Inventory without further act on the part of Lender or Borrower. Borrower will, at Borrower's expense, pledge, assemble and deliver such Inventory to Lender or to a third party as Lender's bailee; or hold the same in trust for Lender's account or store the same in a warehouse in Lender's name; or deliver to Lender documents of title representing said Inventory; or evidence of Lender's security interest in some other manner acceptable to Lender. Until a default by Borrower under this Agreement or any other Agreement between Borrower and Lender, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

         4.4 Concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Lender, Borrower shall (a) execute and deliver to Lender security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, (b) cooperate with Lender in obtaining a control agreement in form and substance satisfactory to Lender with respect to all deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights, and (c) in the event that any Collateral is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Lender. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s) covering the Collateral to perfect and maintain perfected Lender's security interest in the Collateral. Upon the occurrence of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Lender's security interest in the Collateral, and to take such actions in its own name or in Borrower's name as Lender, in its sole discretion, deems necessary or appropriate to establish exclusive possession or control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Lender's security interest may be accomplished by possession or control.

         4.5 Borrower shall make appropriate entries in Borrower's Books disclosing Lender's security interest in the Accounts. Lender (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided that reasonable notice is provided, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

         4.6 Effective only upon the occurrence of an Event of Default, Borrower appoints Lender or any other person whom Lender may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Lender nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Lender has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

         4.7 In order to protect or perfect any security interest which Lender is granted hereunder, Lender may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or obtain any records, and all costs for the same shall be added to the indebtedness and shall be payable on demand.

         4.8 Borrower agrees that Lender may provide information relating to this agreement or relating to Borrower to Lender's service providers.

5. CONDITIONS PRECEDENT.

         5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Lender, in form and substance satisfactory to Lender and its counsel, the following:

                  a. This Agreement and other documents, instruments and agreements required by Lender;

                  b. Certified copies of all actions taken by Borrower authorizing the execution, delivery and performance of this Agreement and any other documents, instruments or agreements entered into in connection herewith, and authorizing specific officers to execute and deliver any such documents, instruments and agreements;

                  c. UCC searches and financing statements, notices or other similar documents which Lender may require and in such form as Lender may require, in order to reflect, perfect or protect Lender's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

                  d. Evidence that Borrower has obtained insurance and acceptable endorsements;

6. WARRANTIES. REPRESENTATIONS AND COVENANTS.

         6.1 If so requested by Lender, Borrower shall, at such intervals designated by Lender, during the term hereof execute and deliver a Report of Accounts Receivable and Inventory or similar report, in form acceptable to Lender.

         6.2 Lender shall retain its security interest in all Accounts until all Indebtedness has been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Lender's name, and Lender shall retain a security interest therein.

         6.3 Borrower warrants, represents, covenants and agrees that:

                  a. Borrower has good and marketable title to the Collateral. Lender has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Lender);

                  b. All Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Lender and except as may be consented to, in writing, by Lender) and are unconditionally owed to Borrower without defenses, disputes, offsets counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent Bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Lender; and

                  c. At the time each Account is assigned to Lender, all property giving rise to such Account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Lender, as Lender may from time to time require, delivery receipts, customers' purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

         6.4 At the time each Account is assigned to Lender, all such Accounts will be due and payable on standard terms offered by the Borrower, or on such other terms approved in writing by Lender in advance of the creation of such Accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Lender, and no such Account will then be past due.

         6.5 Borrower shall keep the Inventory only at the following locations:

                  15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260 3220 Commander Drive, #101, Carrollton, TX 75006
                  106 American Road, Morris Plains, NJ 07950
                  Ridge Manufacturing - 5 Astro Place, Denville, NJ 07834 customer locations pending installation

                  a. Borrower, immediately upon demand by Lender therefor, shall now and from time to time hereafter, at such intervals as are reasonably requested by Lender, deliver to Lender, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Lender may request;

                  b. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Lender;

                  c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Lender's officers, agents and employees for inspection and copying;

                  d. All Inventory, now and hereafter at all times, shall be of good and merchantable quality free from material defects; and

                  e. Lender shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, after reasonable notice, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Lender for Lender's reasonable costs and expenses in so doing.

         6.6 Borrower represents, warrants and covenants with Lender that Borrower will not, without Lender's prior written consent:

                  a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality;

                  b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

                  c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

                  d. Other than sales of Inventory in the ordinary course of Borrower's business, to sell, lease, or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's assets;

                  e. Change its name, the location of its place of business, chief executive office, business structure, corporate identity or structure, form of organization or the state in which it has been formed or organized; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

                  f. Move or relocate any Collateral except in the ordinary course of business;

                  g. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay Borrower's Indebtedness;

         6.8 Borrower represents, warrants, covenants and agrees that Borrower's true and correct legal name is that set forth on the signature page to this Agreement.

         6.9 Borrower represents, warrants and covenants as follows:

                  a. Borrower is and shall at all times hereafter be a corporation or limited liability company duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in any state in which it conducts its business;

                  b. Borrower has the right and power and is duly authorized to enter into this Agreement; and

                  c. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

         6.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

         6.11 Borrower shall promptly notify Lender in writing of its acquisition of a material amount by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases of Inventory in the ordinary course of business.

         6.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions; required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Lender with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Lender may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (ii) set up such reserves in Borrowers loan account as Lender deems necessary to satisfy the liability therefor, or both. Lender may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Lender shall constitute a Lender Expense and an additional advance to Borrower.

         6.13 There are no actions or proceedings pending by or against Borrower before any court or administrative agency not previously disclosed to Lender and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Lender. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Lender in writing.

         6.14 Insurance.

                  a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Lender showing Lender as a loss payee thereof, with a waiver of warranties satisfactory to Lender, and all proceeds payable thereunder shall be payable to Lender and, upon receipt by Lender, shall be applied on account of the Indebtedness owing to Lender. To secure the payment of the Indebtedness, Borrower grants Lender a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Lender.

                  b. Borrower will not cancel any of such policies without Lender's prior written consent. Each such insurer shall agree that it will give Lender at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Lender to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Lender deems advisable. All sums so disbursed by Lender, as well as reasonable attorneys' fees incurred by Lender, whether in-house or outside counsel is used, court costs, expenses and other charges relating thereto, shall constitute Lender Expenses and are payable on demand.

         6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Lender.

         6.16 Financial Reporting.

                  a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied; permit Lender and any of its representatives or agents, upon demand, to have access to and examine all of Borrower's Books relating to the Collateral, Borrower's Indebtedness to Lender, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Lender or any of its representatives or agents, to copy and make extracts therefrom.

                  b. Borrower shall deliver to Lender within thirty (30) days after the end of each month and forty-five (45) days after the end of each fiscal quarter, a company prepared balance sheet and profit and loss statement covering Borrower's operations and deliver to Lender within one hundred and twenty (120) days after the end of each of Borrower's fiscal years an annual audited statement of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, profit and loss statement, statement of cash flows, and any other report requested by Lender relating to the Collateral and the financial condition of Borrower.

         6.17 Borrower shall promptly supply Lender with such other information (including tax returns) concerning its financial affairs as Lender may request from time to time hereafter, and shall promptly notify Lender of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

         6.18 Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender in connection with any action brought by Lender to correct any default or enforce any provision of this Agreement, including all Lender Expenses; Borrower authorizes and approves all advances and payments by Lender for items described in this Agreement as Lender Expenses.

         6.19 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Lender, either now or hereafter.

         6.20 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

6A. COVENANTS OF BORROWER
Borrower agrees that so long as it is indebted to Lender under this Agreement in an amount equal to or greater than $750,000, upon written notice from Lender to Borrower prior to the start of any calendar quarter, revenues reported from the business operations of TSI shall equal or exceed $3,500,000 per calendar quarter, commencing with the quarter following such written notice.

6B. RIGHT TO CONVERT PORTION OF CREDIT TO ATI COMMON STOCK

         6B.1 At any time prior to the full repayment of the Credit, Lender shall have the right and option to convert up to $500,000 of the outstanding Credit into shares of Class A Common Stock of the ATI at the conversion rate of $1.50 of the Credit to be converted for each share of Class A Common Stock, without the payment of any additional consideration, subject to readjustment as provided herein below. All principal payments hereafter made with respect to the Loan shall be deemed to be applied in respect of the non-convertible portion of the Loan until the non-convertible portion has been paid in full, and then to the convertible portion. Anything contained in this Agreement to the contrary notwithstanding, the Borrower shall be required to give the Lender thirty (30) days' notice prior to any prepayment of any convertible portion of the Loan, and the Lender shall retain the right to elect to convert all or any portion of such convertible principal prior to the date fixed by the Borrower for prepayment.

         6B.2 Conversion shall be deemed to have been effected on the date when delivery of notice of such conversion is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter ATI shall issue and deliver to Lender a certificate or certificates for the number of full shares of Class A Common Stock to which Lender is entitled. No fractional shares shall be issued. The Lender shall be deemed to have become a holder of the Class A Common Stock of record on the Conversion Date unless the transfer books of ATI are closed on that date, in which event Lender shall be deemed to have become a holder of the Class A Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

         6B.3 The number of shares of Class A Common Stock deliverable upon conversion of a portion of the Credit shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (i) Merger, Sale of Assets, Consolidation. If ATI at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, the conversion right shall thereafter apply to capital stock in such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, these anti-dilution provisions shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                  (ii) Reclassification. If ATI at any time shall, by subdivision, combination reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right associated with the Credit into the same or a different number of securities of any class or classes, the convertible portion of the Credit shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion right immediately prior to such subdivision, combination, reclassification or other change. If shares of Class A Common Stock is subdivided or combined into a greater or smaller number of shares of Class A Common Stock, the number of shares of Class A Common Stock deliverable upon conversion of the Credit shall be proportionately reduced or increased, as appropriate, by the ratio which the total number of shares of Class A Common Stock to be outstanding immediately after such event bears to the total number of shares of Class A Common Stock outstanding immediately prior to such event, and the Conversion Price shall be modified accordingly.

         6B.4 ATI shall at all times keep available for issue and delivery the full number of shares of Class A Common Stock into which the entire convertible portion of the Credit are convertible.

         6B.5 ATI shall file a registration statement on Form S-3 covering the resale of all shares of Class A Common Stock that Lender may acquire upon conversion of the Convertible portion of the Credit. ATI shall use commercially reasonable efforts to file the registration statement within 60 days after the date hereof, and shall use such commercially reasonable efforts to have the registration statement declared effective as soon thereafter as possible.

7. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future document, instrument or agreement between Borrower and Lender;

                  b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Lender is not true and correct;

                  c. If Borrower fails to pay when due and payable or declared due and payable, all or any portion of Borrower's Indebtedness (whether of principal, interest, taxes, reimbursement of Lender Expenses, or otherwise);

                  d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Indebtedness or a material impairment of the value or priority of Lender's security interest in the Collateral;

                  e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter,

                  f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

                  g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation;

                  h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of Borrower's assets and the same is not paid on the payment date thereof;

                  j. If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

                  k. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrowers indebtedness to others, whether under any indenture, agreement or otherwise;

                  l. If any misrepresentation exists now or thereafter in any warranty or representation made to Lender by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

Notwithstanding anything contained in Section 7 to the contrary, Lender shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Lender shall not be obligated to make advances to Borrower during such cure period.

8.       LENDERS RIGHTS AND REMEDIES.

         8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  a. Declare Borrower's Indebtedness, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to Lender;

                  b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Lender;

                  c. Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security Interests in the Collateral, and the Indebtedness of Borrower to Lender;

                  d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Lender), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Lender appears to be prior or superior to its security interest and to pay all expenses Incurred in connection therewith;

                  e. Without limiting Lender's rights under any security interest, Lender is hereby granted a license or other right to use, without charge, Borrowers labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property or a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Lender's benefit, and Lender shall have the night and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Lender;

                  f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

                  g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Lender. It is not necessary that the Collateral be present at any such sale. At any sale or other disposition of the Collateral pursuant to this Section, Lender disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limitation a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Lender may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable;

                  h. Lender shall give notice of the disposition of the Collateral as follows:

                           (1) Lender shall give Borrower and each holder of a
security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                           (2) The notice shall be personally delivered or
mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten
(10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as have been furnished to Lender or as otherwise determined in accordance with Section 9611 of the Uniform Commercial Code; and

                           (3) If the  sale is to be a public sale, Lender shall
also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

                           (4) Lender may credit bid and purchase at any public
sale.

                  i. Borrower shall pay all Lender Expenses incurred in connection with Lender's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Lender;

                  j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parries, to Borrower by Lender, or, in Lender's discretion, to any party who Lender believes, in good faith, is entitled to the excess;

                  k. The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Lender first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Lender, whether in-house or outside counsel is used, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Lender immediately upon demand. Borrower agrees that Lender shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Lender agrees in its sole discretion to accept noncash proceeds (unless the failure to so would be commercially unreasonable), Lender may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Lender may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Lender; and

                  l. The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under the Uniform Commercial Code: (i) The Collateral which is the subject matter of the disposition shall be valued in an 'as is' condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under the Uniform Commercial Code.

         8.2 In addition to any and all other rights and remedies available to Lender under or pursuant to this Agreement or any other documents, instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Lender's commitment or obligation to make loans or advances or otherwise extent credit to or in favor of Borrower hereunder, together with any and all other Indebtedness of Borrower to Lender remaining unpaid, and Borrower pledges to Lender and grants to Lender a continuing first priority security interest in such cash collateral so delivered to Lender.

         8.3 Lender's rights and remedies under this Agreement and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by Lender.

9. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY.

If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Lender may, but need not, pay the same and charge Borrower's loan account therefor, and Borrower shall promptly reimburse Lender. All such sums shall become additional indebtedness owing to Lender, shall bear interest at the rate above provided, and shall be secured by all Collateral. Any payments made by Lender shall not constitute (i) an agreement by it to make similar payments in the future, or (ii) a waiver by Lender of any default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Lender Expenses and additional advances to Borrower.

10.      WAIVERS.

         10.1 Borrower agrees that checks and other instruments received by Lender in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Lender and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of Borrower's Indebtedness and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as Lender may deem advisable, notwithstanding any entry by Lender upon its books.

         10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         10.3 Lender shall not in any way or manner be liable or responsible for
(a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof, or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

         10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that a Lender may contact directly any such accountant, accounting firm and/or service bureau or consultant in order to obtain such information.

         10.5 In the event that Lender elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Lender's right to later pursue such rights and remedies.

         11. ONE CONTINUING LOAN TRANSACTION. All loans and advances heretofore, now or at any time or times hereafter made by Lender to Borrower under this Agreement or any other agreement between Lender and Borrower, shall constitute one loan secured by Lender's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Lender.

         12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, property addressed to Borrower or to Lender at the addresses stated in this Agreement, or to such other addresses as Borrower or Lender may from time to time specify to the other in writing.

         13. AUTHORIZATION TO DISBURSE. Lender is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Lender if said loans and advances are necessary to meet any Indebtedness of Borrower to Lender. Lender shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Lender harmless from any damage, claims or liability by reason of Lender's honor of, or failure to honor, any such instructions.

         14. DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Lender, may be destroyed or otherwise disposed of by Lender six (6) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

         15. CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of Arizona. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the County of Maricopa.

         16. GENERAL PROVISIONS.

         16.1 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower or any guarantor from their obligations to Lender. Lender may assign this Agreement and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

         16.2 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term 'including' is not limiting. The words 'hereof,' 'herein,' 'hereby,' 'hereunder,' and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

         16.3 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         16.4 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

         16.6 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

         16.7 Each undersigned Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Lender for payment and performance in full of all duties, obligations and liabilities under this Agreement and each other document, instrument and agreement entered into by Borrower with or in favor of Lender in connection herewith, and that such liability is independent of the duties, obligations and liabilities of any other Borrower or any other guarantor of the Indebtedness, as applicable. Each reference herein to Borrower shall mean each and every Borrower party hereto, individually and collectively, jointly and severally.

         16.8 Counterparts; Entire Agreement. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, together with the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.


         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to executed as of the date first above written.

BORROWERS:
"Borrower l":
Alanco Technologies, Inc., an Arizona Corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer

"Borrower 2":
Excel/Meridian Data, an Arizona corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


"Borrower 3":
Alanco/TSI Prism, Inc., an Arizona corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


"Borrower 4":
StarTrak Systems, LLC
a Delaware limited liability company


By: _______________________________________
    John A. Carlson, Manager

"Borrower 5":
Fry Guy, Inc.
a Nevada corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


Borrower Address for Notices:

         15575 North 83rd Way, Suite 3,  Scottsdale, Arizona. 85260

LENDER:

---------------------------------------
DONALD E. ANDERSON

---------------------------------------
REBECCA E. ANDERSON

Trustees of the Anderson Family Trust, UTA dated December 20, 1993

Lender Address for Notices:

         11804 N. Sundown Drive, Scottsdale, Arizona 85260